Exhibit 10.39

SUBLEASE CONTRACT

1.	Parties

Sub-Leaser authorized by the Landlord: NAIE SA – Centro Galleria 1 – Via Cantonale – 6928 Manno, represented by Fausto Petrini, Director and Adelio Lardi, Administrator, having joint signatories authorizations.

Tenant: VERTIME SA – Swiss Branch—Centro Galleria 1 – Via Cantonale – 6928 Manno, represented by Paolo Marai, Director having single signatory authorization.

2.	Leased Areas

Located in Manno, map Nr. 433, building Galleria 1 – 1st floor

Portion of space 8, square meters 277,- as per the attached map.

Use: offices.

3.	Duration

The present sub lease contract is effective as of April 1, 2007 and terminates on March 31, 2009. Yearly renewal is silent (03.31.2010), save if one of the parties cancels the lease by means of a registered letter to be addressed to the other party within 6 months prior the contract end date.

4.	Lease

The yearly lease is fixed at CHF 50’968,- (fifty thousands nine hundreds and sixty eight Swiss franks) VAT excluded, basic expenses included, payable in advance with quarterly fraction of CHF 12’742, plus VAT.

5.	Settlement

The lease will be settled to NAIE SA, by means of a bank wire to UBS SA – Casella Postale, CH-6901 Lugano

Bank account NAIE SA [Material omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the commission.]

IBAN:	CH 18 0024 7247 5549 4901 M
BIC:	UBSWCHZH80A

6.	General conditions

General conditions are as stated by the Landlord Silvio Tarchini – Manno, Centro Galleria 3, Via Cantonale for all leased areas used as offices and located in building Galleria 1, that the tenant declares to know and accept.

7.	Special conditions

The tenant is informed that NAIE SA, in the frame of its business expansion, may decide to execute works in the contiguous premises. In this case, the sub-leased area could undergo disturbance deriving from the works in progress. The tenant will support the costs generated by his installation in the sub-leased area. The tenant accepts the premises as they presently are and will consign them in their initial state at contract termination.

IN WITNESS WHEREOF, the parties have executed this contract as of March 28, 2007

The tenant:	The sub-leaser:

VERTIME SA	NAIE SA